Exhibit 5.2

Akerman Senterfitt Las Olas Centre II, Suite 1600 350 East Las Olas Boulevard Fort Lauderdale, FL 33301-2999 Tel: 954.463.2700 Fax: 954.463.2224

January 24, 2013

National Commercial Bank Jamaica Limited

32 Trafalgar Road

Kingston 10

Jamaica, WI

Re:	American Depository Shares of National Commercial Bank Jamaica Limited (the “Company”)

Dear Ladies and Gentlemen:

We have acted as United States counsel to the Company in connection with the filing of a Registration Statement on Form F-1, as amended, including the prospectus contained therein (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), related to the public offering of certain American Depositary Shares (“ADSs”), which represent ordinary shares, no par value, of the Company.

In our capacity as counsel to the Company, we have examined and relied on originals or copies of those corporate and other documents we considered appropriate, including the Registration Statement and such other records, documents, certificates or other instruments, and other written factual representations provided by the Company for us to rely on, as in our judgment were necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief. We have not made an independent investigation of documents submitted or facts represented to us.

akerman.com

BOCA RATON    DALLAS    DENVER    FORT LAUDERDALE    JACKSONVILLE    LAS VEGAS    LOS ANGELES     MADISON    MIAMI    NAPLES NEW YORK    ORLANDO    PALM BEACH    SALT LAKE CITY    TALLAHASSEE    TAMPA    TYSONS CORNER     WASHINGTON, D.C.    WEST PALM BEACH

National Commercial Bank

January 24, 2013

Our opinion is based on the Internal Revenue Code of 1986, as amended, United States Treasury regulations, judicial decisions, published positions of the United States Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that the opinion expressed herein will be accepted by the United States Internal Revenue Service or, if challenged, by a court. We do not express any opinion herein concerning any law other than United States federal income tax law.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, although the discussion set forth in the Registration Statement under the heading “Taxation – U.S. federal income tax considerations” does not purport to summarize all possible United States federal income tax considerations of the purchase, ownership and disposition of ADSs, such discussion, to the extent it relates to United States federal income tax matters, is our opinion as to the material United States federal income tax consequences to U.S. Holders (as defined therein) of the purchase, ownership and disposition of the ADSs under currently applicable law.

Except as set forth herein, we express no opinions or views regarding the United States federal income tax consequences of any transaction. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the Company’s reference to our name in the “Taxation” and “Legal matters” sections of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Akerman Senterfitt LLP

AKERMAN SENTERFITT LLP